EXHIBIT 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Dyadic International, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.001 per share	457(c)	840,384	$1.39(2)	$1,168,133.76	0.00015310	$178.84(3)
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

Total Offering Amounts						$1,168,133.76	0.00015310	$178.84(3)
Total Fees Previously Paid								N/A
Total Fee Offsets								N/A
Net Fee Due								$178.84(3)

(1)

This prospectus relates to the resale or other distribution by the selling stockholders named herein of up to [840,384] shares of common stock, par value $0.001 per share of Dyadic International, Inc., which are issuable pursuant to the terms of the 8.0% Senior Secured Convertible Promissory Notes due March 8, 2027 in an aggregate principal amount of $6.0 million.

(2)

Estimated solely to calculate the amount of the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended (the “Securities Act”), on the basis of the average of the high and low prices for a share of the Registrant’s common stock as reported on The Nasdaq Capital Market on March 21, 2025, which date is a date within five business days prior to the filing of this registration statement.

(3)	Calculated in accordance with Rule 457(c) under the Securities Act with respect to the 840,384 shares of common stock registered pursuant to this prospectus that have not previously been registered.

Table 2: Fee Offset Claims and Sources

N/A

Table 3: Combined Prospectuses

N/A